    As filed with the Securities and Exchange Commission on May 02, 2002
                                                    Registration No.
 =============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                             NEW WORLD BRANDS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of Incorporation or organization

                                   02-0401674
                        (IRS Employer Identification No.)

            901 N. E. 125th Street, Suite 120, North Miami, FL 33161
              (Address of principal executive offices) (Zip Code)
                                   -----------

                             FREDERICK C. VEIT, ESQ.
                                COMPENSATION PLAN
                           (Full titles of the plans)
                                   -----------

                                  Allen Salzman
                             Chief Executive Officer
                             New World Brands, Inc.
                        901 N. E. 125th Street, Suite 120
                              North Miami, FL 33161

                                   -----------
                         CALCULATION OF REGISTRATION FEE
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                                                     Proposed
                                                     Maximum
                                   Proposed          Aggregate  Amount of
Title of Securities  Amount to Be  Maximum Offering  Offering   Registration
To Be Registered     Registered    Price Per Share   Price*     Fee
-------------------  ------------  ----------------  ---------  ------------
Common Stock,
$.001 Par Value
Per Share          15,000 shares     $.25     $ 0     $3,750         $.35
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  PLAN INFORMATION.

         Not applicable.

ITEM 2:  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by New World Brands, Inc., a
Delaware Corporation (the "Company"), with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 033-91432, are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-KSB under the Exchange
Act, as filed with the Commission for the fiscal year ended May 31, 2001.

     2. In addition, all documents filed by the Company pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     The legality of the issuance of the shares has been passed upon for the
Registrant by Frederick C. Veit, Esq. ("Veit"). The Plan is a compensation arrangement with Veit, who is outside counsel to the Registrant and who may receive up to 15,000 shares of common stock, par value $0.01 per share, of the
Registrant under the Plan.s

Item 6.  Indemnification of Directors and Officers

Delaware General Corporation Law (the "Act") including Sections 102(B)(7)
permits, in general, a Delaware corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, againsst liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

The Company's By-Laws provide that the Company shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, directors, officers, and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of the Act, and to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

The By-Laws also provide that, subject to the provisions of the Act, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for: (1) a breach of the director's duty of loyalty to the Company or its shareholders; (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; s or 4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibits
--------
4.5*     Frederick C. Veit, Esq. Compensation Plan

5*       Opinion of Frederick C. Veit, Esq., counsel to the Company, regarding the legality of the Common Stock being registered (including consent).

23.1*    Consent of Independent Auditors.

23.2*    Consent of Frederick C. Veit, Esq. (see Exhibit Number 5 above).
---------------------
* Filed herewith.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, (the
"Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami, State of Florida, on May 21, 2002.

                         NEW WORLD BRANDS, INC.
                         (Registrant)

                    By:  /s/ Allen Salzman
                         -----------------------------------
                         Name:  Allen Salzman
                         Title: Chief Executive Officer

                    By:  /s/ Marvin H. Ribotsky
                         -----------------------------------
                         Name: Marvin H. Ribotsky
                         Title:  Vice President

                            POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Allen
Salzman and Marvin H. Ribotsky, or either of them, as our true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments to this Registration
Statement, and to file with same, with all exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange
Commission, hereby ratifying and confirming all that said attorney-in-fact or their substitutions each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities indicated.

Date                                Signature            Titles

Date: May 21, 2002             By:  /s/ Marvin H. Ribotsky
                                    -----------------------------------
                                    Marvin H. Ribotsky, Chairman of the Board
                                    and Vice President

Date: May 21, 2002             By:  /s/ Allen Salzman
                                    -----------------------------------
                                    Allen Salzman, Chief Executive Officer
                                    and Director

Date: May 21, 2002             By:  /s/ Harvey Bronstein
                                    -----------------------------------
                                    Harvey Bronstein, President and Director

Date: May 21, 2002             By:  /s/ Scott Rosenblum
                                    -----------------------------------
                                    Scott Rosenblum, Director

Date: May 21, 2002             By:  /s/ Maxwell Rabb
                                    -----------------------------------
                                    Maxwell Rabb, Director

                                INDEX TO EXHIBITS
                                -----------------

Exhibits
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4.5*     Frederick C. Veit, Esq. Compensation Plan

5*       Opinion of Frederick C. Veit, Esq., counsel to the
         Company, regarding the legality of the Common Stock
         being registered (including consent).

23.1*    Consent of Independent Auditors.

23.2*    Consent of Frederick C. Veit, Esq. (see Exhibit Number
         5 above).
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* Filed herewith.